UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 15, 2001


                           Washington Banking Company
             (Exact name of registrant as specified in its charter)



                                   Washington
                 (State or other jurisdiction of incorporation)


             000-24503                                    91-1725825
     (Commission File Number)                  (IRS Employer Identification No.)


                               450 Bayshore Drive
                              Oak Harbor, WA 98277

               (Address of principal executive offices) (Zip Code)



                                 (360) 679-3121
              (Registrant's telephone number, including area code)

                                    FORM 8-K

                           WASHINGTON BANKING COMPANY
                             Oak Harbor, Washington

                                November 15, 2001


Item 4.  Change in Registrant's Certifying Accountant

On November 15, 2001, the Company determined that it would not reappoint KPMG LLP as its independent accountants, effective upon KPMG's completion of the audit of the Company's financial statements as of and for the year ended December 31, 2001 and the issuance of their report thereon. KPMG's reports on the financial statements for the years ended December 31, 1999 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's full board of directors. During the two most recent fiscal years and the subsequent interim periods, the Company has not had any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company has engaged Moss Adams LLP as its independent accountants effective after KPMG completes its audit of the Company's financial statements as of and for the year ended December 31, 2001 and the issuance of their report thereon. The Company has not consulted Moss Adams previously.

Item 7.  Financial Statements and Exhibits

16.      Letter from KPMG regarding change in Registrant's accountant.*

-------------

*To be filed by amendment

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                           WASHINGTON BANKING COMPANY



Date: November 21, 2001                      By:  /s/ Michal D. Cann
                                                ----------------------
                                                    Michal D. Cann
                                                    President and
                                               Chief Executive Officer